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                                                              Exhibit 99.2(h)(2)


                         SUB-PLACEMENT AGENCY AGREEMENT

                        MORGAN STANLEY & CO. INCORPORATED
                                  1585 Broadway
                               New York, NY 10036

Morgan Stanley Distribution, Inc.
One Tower Bridge
100 Front Street, Suite 1100
West Conshohocken, PA 19428-2881

                    Re:  Appointment as Sub-Placement Agent
                         ----------------------------------

Ladies and Gentlemen:

        We serve as the placement agent for Morgan Stanley Institutional Fund of Hedge Funds LP, a limited partnership organized under the laws of the State of Delaware (the "Partnership") pursuant to a letter agreement dated as of April 5, 2002 (the "Placement Agency Agreement"). Under the terms and conditions of the Placement Agency Agreement, we are entitled to delegate all or any of our duties, functions or powers under the Agreement to another person or persons as sub-placement agent or sub-placement agents, subject to the approval of the general partner of the Partnership (the "General Partner").

        We desire to enter into an agreement with you (this "Agreement") under which we will appoint you as sub-agent and will delegate to you, and you will perform, certain duties and functions (the "Services") that we are obligated to perform under the Placement Agency Agreement. The General Partner has approved this delegation, and we therefore agree with you as follows:

     1. Partnership Offering.
        --------------------

        The Partnership proposes to issue and to sell limited partnership interests ("Interests") in accordance with a Private Placement Memorandum issued by the Partnership, dated April 5, 2002, as amended or supplemented from time to time (the "Memorandum").

     2. Definitions.
        -----------

        All capitalized terms used in this Agreement that are not separately defined in this Agreement have the respective meanings set forth in the Memorandum.

     3. Placement of Interests.
        ----------------------

        (a) Subject to the terms and conditions set forth in this Agreement, we hereby appoint you as a sub-placement agent in connection with the placement of Interests. This appointment is non-exclusive and we may appoint at any time and from time to time other sub-placement agents in our sole discretion. Subject to the performance in all material respects of our obligations under this Agreement, and to the completeness and accuracy in all material

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respects of all of our representations and warranties contained in this
Agreement, you hereby accept such agency and agree on the terms and conditions set forth in this Agreement to use your best efforts to find qualified subscribers for Interests and to use all reasonable efforts to assist us in obtaining performance by each subscriber. You will not have any liability to us or to the Partnership in the event that any subscriber fails to consummate the purchase of Interests for any reason other than your willful misconduct or gross negligence.

     (b) The offers and sales of Interests are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act"), pursuant to Section 4(2) and/or Regulation D of/under that Act. You agree that you will make no offers or sales of Interests, except in compliance with the procedures set out below in connection with the offer and sale of Interests.

         (i) Offers and sales of Interests will be made only in compliance with Section 4(2) and/or Regulation D of/under the Securities Act and only to investors that qualify as "accredited investors," as defined in Rule 501(a) under that Act.

         (ii) Sales of Interests will be made only to investors that qualify as "qualified eligible persons," as defined in Rule 4.7 under the Commodity Exchange Act, and as "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940.

         (iii) No sale of Interests to any one purchaser will be for less than the minimum denominations as may be specified in the Memorandum; provided,
                                                                      --------
     that the General Partner may from time to time vary such minimum denominations with respect to individual investors or categories of investors.

         (iv) No offer or sale of Interests may be made in any state or foreign jurisdiction, or to any prospective investor located in any state or foreign jurisdiction, where such Interests have not been registered or qualified for offer and sale under applicable state or foreign securities laws unless such Interests are exempt from the registration or qualification requirements of such laws.

     (c) For purposes of the offering of Interests, we have furnished to you copies of the Memorandum and subscription documentation that will be furnished to prospective investors. Additional copies will be furnished in such numbers as you may reasonably request for purposes of the offering. You are authorized to furnish to prospective purchasers only such information concerning the Partnership and the offering as may be contained in the Memorandum or any written supplements thereto, and such other materials that we have furnished to you or that you have prepared and we have reviewed and approved. You will keep a record of each prospective investor to which you furnish a copy of the Memorandum and will promptly provide us with such records at any time upon our written request.

     4.  Subscriptions.
         -------------

     (a) All subscriptions and payments for Interests shall be made pursuant to the terms and conditions set forth in the Memorandum and the subscription documentation, and subscriptions shall be subject to acceptance by the General Partner, on behalf of the Partnership.

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If the offering is not completed in accordance with the conditions set forth in the Memorandum, the Partnership may terminate the offering.

     (b) Any subscription documentation received by you from qualified subscribers must be transmitted to us immediately upon your receipt. You acknowledge that, in accordance with the Placement Agency Agreement, we will not transmit Subscriptions to the General Partner if it appears to us that any of the terms or conditions applicable to subscriptions for Interests, as set forth in the Memorandum or subscription documentation, have not been satisfied. In the event that a subscriber that you have identified to us in accordance with
Section 3(a) of this Agreement fails to satisfy these terms or conditions, you will assist us in obtaining properly completed subscription documentation or effecting any other required action.

     (c) You acknowledge that the General Partner may reject any subscription for Interests in the Partnership and may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time. We will not be liable to you for any fees payable or costs incurred by you in performing the Services under this Agreement if the General Partner rejects the subscription for an Interest from a subscriber identified by you in accordance with Section 3(a) of this Agreement.

     5. Representations and Warranties of the Sub-Placement Agent.
        ---------------------------------------------------------

     You represent and warrant that:

     (a) You are duly authorized to enter into and perform, and have duly executed and delivered, this Agreement.

     (b) You have maintained and will maintain all licenses and registrations necessary under applicable law and regulations (including the rules of the National Association of Securities Dealers) to provide the Services required to be provided by you under this Agreement.

     (c) You have not solicited and will not solicit any offer to buy or offer to sell Interests in any manner that would be inconsistent with applicable laws and regulations, or with the procedures for solicitations contemplated by the Memorandum or this Agreement, in any manner that would constitute a general solicitation or advertising with respect to Interests, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television, radio or other means of electronic communication, unless access to that communication is limited to those persons eligible to purchase Interests, or conduct any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

     (d) You will furnish to each subscriber of Interests, identified by you, by us or by the Partnership, a copy of the Memorandum, limited partnership agreement of the Partnership and subscription documentation prior to such person's admission as a limited partner the Partnership.

     (e) You will disclose fully to each prospective subscriber, (i) that we have agreed to pay a fee to you for the services to be rendered by you under this Agreement and (ii) the amount of such fee.

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     6. Compensation of the Sub-Placement Agent.
        ---------------------------------------

     (a) As may be agreed between you and us from time to time, and provided that you satisfy the other terms of this Agreement, we will pay you a sales commission on the purchase price of Interests upon acceptance by the General Partner of the subscription documentation of any qualified subscriber identified by you in accordance with Section 3(a) of this Agreement; provided, that you
                                                          --------
acknowledge and agree that we will have the authority to waive or reduce any sales commission as may be agreed upon between you and us from time to time in particular cases at our discretion in consultation with the General Partner and as generally described in the Memorandum.

     (b) The compensation payable to you under Section 6(a) of this Agreement is payable only out of, and to the extent of, the fees that we receive from the Partnership in accordance with the Placement Agency Agreement.

     (c) Except as may be otherwise agreed, you will be responsible for the payment of all costs and expenses incurred by you in connection with the performance of your obligations under this Agreement, including the costs associated with the preparation, printing and distribution of any sales materials (other than those costs associated with preparing and updating the Memorandum and with qualifying prospective investors, which costs will be borne by the Partnership).

     (d) We acknowledge that you may compensate your account executives for their ongoing servicing of clients with whom they have placed Interests in the Partnership. This compensation will be based upon a formula that takes into account the amount of client assets being serviced as well as the investment results attributable to clients' assets invested in the Partnership and may represent a portion of any Management Fee paid to the Adviser to the Partnership in consideration for its advisory and other services thereto.

     7. Indemnification.
        ---------------

     You agree to indemnify and hold harmless us and the Partnership, the General Partner and each controlling person of the Partnership (each, an "Indemnified Person") against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or they may become subject under the Securities Act, the Securities Exchange Act of 1934 or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect of such losses, liabilities, claims, damages or expenses) arise out of or are based upon a breach by you of any of the covenants, agreements, representations or warranties contained in this Agreement, or upon any untrue statement or alleged untrue statement of a material fact made by you, or an omission or alleged omission to state a material fact necessary to make a statement made by you not misleading, in connection with your placement of Interests; provided, however, that you will not be liable to any Indemnified
           --------  -------
Person in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon a statement by you in reliance on or in conformity with the

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Memorandum or the subscription documentation or any amendment or supplement thereto or other written information furnished to you expressly for use in connection with the placement of Interests. This indemnity will be in addition to any liability that you may otherwise have incurred under this Agreement, and will survive the termination or expiration of this Agreement.

     8.  Representations and Indemnities to Survive Delivery.
         ---------------------------------------------------

     The agreements, representations, warranties, indemnities and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of you, or the Partnership, the General Partner, any directors serving on the Board, directors or officers of any of the foregoing or any person controlling any of the foregoing, and (c) acceptance of any payment for Interests under this Agreement. The provisions of this Section 8 will survive the termination or cancellation of this Agreement.

     9.  Effective Date and Term of Agreement.
         ------------------------------------

     This Agreement will become effective for all purposes as of April 5, 2002 and will remain in effect for an initial term of two years from such date, unless terminated in accordance with the terms of this Agreement. Thereafter, this Agreement will continue in effect from year to year, provided that each such continuance is approved by the Board, including the vote of a majority of the directors who are not "interested persons," as defined by the 1940 Act and the rules under that Act, of the Partnership.

     10. Termination.
         -----------

     This Agreement may be terminated as follows:

     (a) Either party may terminate this Agreement without cause by written notice to the other on not less than thirty (30) days' notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the other, by written notice to such other at any time.

     (b) This Agreement will terminate upon termination of the Placement Agency Agreement.

     (c) This Agreement will terminate automatically in the event of its "assignment" as such term is defined by the 1940 Act and the rules under that Act.

     11. Notices.
         -------

     All communications under this Agreement will be given in writing, sent by telecopier or registered mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

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         If to Morgan Stanley & Co. Incorporated:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, NY 10036
         Telephone:  212-761-4000
         Facsimile:   212-761-0086
         Attn:  Compliance Officer

         If to the Morgan Stanley Distribution, Inc.:

         Morgan Stanley Distribution, Inc.
         One Tower Bridge
         100 Front Street, Suite 1100
         West Conshohocken, PA 19428-2881
         Telephone:  610-940-5045
         Facsimile:  610-940-5282
         Attn:  Compliance Officer

         Copy to:

         Morgan Stanley Investment Management Inc.
         1221 Avenue of the Americas
         New York, NY 10020
         Telephone: 212-762-7400
         Facsimile:  212-762-7377
         Attn:  General Counsel

         12. Miscellaneous.
             -------------

         (a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered will constitute one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person will have any right or obligation under this Agreement.

         (b) This Agreement supersedes all prior agreements and understandings relating to the subject matter of this Agreement, and neither this Agreement nor any of its terms may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning of this Agreement.

         13. Governing Law.
             -------------

         This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions of such laws, and with the provisions of the 1940 Act. In the event of any conflict between the provisions of the laws of Delaware and those of the 1940 Act, the 1940 Act provisions will control.

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         If the foregoing correctly sets forth our understanding with you, please indicate your acceptance in the space provided below.

                                            Very truly yours,

                                            MORGAN STANLEY & CO. INCORPORATED



                                            By:   ___________________________
                                                  Name:
                                                  Title:

                                            Date: ___________________________

Agreed to and accepted:

MORGAN STANLEY DISTRIBUTION, INC.



 By:   ___________________________
       Name:
       Title:

 Date: ___________________________

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